Exhibit 99.1

Tyson Foods, Inc. Announces Pricing of Senior Notes Offering

SPRINGDALE, Ark., Feb. 10, 2026 -- Tyson Foods, Inc. (the “Company” or “we”) (NYSE: TSN) announced today that it has agreed to sell $500 million aggregate principal amount of its 4.950% Senior Notes due 2036 (the “Notes”) in an underwritten public offering under its effective shelf registration statement. The offering is expected to close on February 20, 2026, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offerings for general corporate purposes, including but not limited to the pay down of outstanding debt, which is expected to include the retirement of the outstanding 4.00% Notes due March 2026. Pending application of the proceeds, the Company may invest the proceeds in bank deposit accounts, certificates of deposit, U.S. government securities or other interest-bearing securities.

BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Rabo Securities USA, Inc., RBC Capital Markets, LLC, Goldman Sachs & Co. LLC and Scotia Capital (USA) Inc. are acting as joint book-running managers for the offering. SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc. are acting as senior co-managers for the offerings. The co-managers for the offerings are Academy Securities, Inc., Loop Capital Markets LLC, BMO Capital Markets Corp., Regions Securities LLC and Siebert Williams Shank & Co., LLC.

The offering may be made only by means of a prospectus supplement and the accompanying prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus relating to these offerings may be obtained from BofA Securities, Inc. by calling BofA Securities, Inc. toll-free at 1-800-294-1322, from J.P. Morgan Securities LLC by calling J.P. Morgan Securities LLC collect at 212-834-4533 or from Morgan Stanley & Co. LLC by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649. You may also get these documents for free by visiting EDGAR on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to the notes became effective on June 9, 2023, and this offering is being made by means of a prospectus supplement.

About Tyson Foods, Inc.

Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, Aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely, sustainably, and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the company had approximately 133,000 team members on September 27, 2025.

Forward-Looking Statements

Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2026, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. Other important factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including in Part I, Item 1A. “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact: Laura Burns, 479-713-9890